Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE

FOR:	MDC Partners Inc. 950 Third Avenue, 5th Floor New York, NY 10022

CONTACTS:	Donna Granato Director, Finance & Investor Relations 646-429-1809 dgranato@mdc-partners.com

MDC PARTNERS INC. REPORTS RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 2007

QUARTERLY HIGHLIGHTS:	Revenues up 22% to $120 million Organic revenue growth of 17% MDC EBITDA of $4.4 million vs. $7.3 million in Q1 2006 Cash EPS of $0.17 vs. $0.27 in Q1 2006 Affirms full year 2007 guidance

NEW YORK, NY (May 7, 2007) - MDC Partners Inc. (“MDC Partners” or the “Company”) today announced its financial results for the period ended March 31, 2007.

Consolidated revenues for the three months ended March 31, 2007 were $119.5 million, an increase of 21.9% compared to $98.1 million in the same period of 2006. Operating loss for the first quarter of 2007 was ($3.6) million versus income of $1.7 million for the first quarter of 2006. Operating income during the quarter included a non-cash impairment charge of $4.5 million in 2007. In addition, in the first quarter of 2006, revenue and profitability were positively impacted by the termination of a client engagement for which we received $4.5 million of termination payments. Net loss from continuing operations for the quarter ended March 31, 2007 was ($8.8) million versus a loss of ($4.4) million for the same period in 2006. Diluted loss per share from continuing operations for the first quarter of 2007 was ($0.36) compared to ($0.19) last year.

MDC Partners’ share of EBITDA (as defined) decreased to $4.4 million in the first quarter of 2007 compared with $7.3 million in the first quarter of 2006. Cash earnings per share from continuing operations (as defined) for the first quarter of 2007 decreased to $0.17 compared with $0.27 in the first quarter of 2006.

“We are pleased by our better than expected organic revenue growth during the period and EBITDA results that were ahead of plan,” said Miles S. Nadal, Chairman & CEO of MDC Partners.

“We are also pleased,” continued Mr. Nadal, “to welcome HL Group into the family of MDC Partners. HL Group is an emerging leader in marketing and communications strategic consulting that creates brand awareness that resonates with consumers across a broad horizon of products and services. As it relates to our strategic direction, we recently appointed Brandon Berger to the newly created position of Director of Digital Innovation. As the trend of increasingly employing interactive and Internet advertising into the total marketing mix continues to gain momentum, it is important that MDC Partners provides its partner firms the necessary resources to capture their share of this growing trend. We are committed to dramatically grow this aspect of our business as we help our clients understand how consumers consume influence in a digital economy.”

“Given the results delivered by our Partner firms in the first quarter and new business momentum in the second quarter, we remain confident in our ability to deliver on the full year 2007 guidance,” said Steven Berns, President and Chief Financial Officer.

The Company affirms it previously issued guidance for 2007 of revenues of $490 to $500 million, MDC’s EBITDA (as defined) of $39 to $41 million and Cash EPS (as defined) of $1.28 to $1.32.

Conference Call

Management will host a conference call on May 8, at 8:30 a.m. (EST) to discuss our quarter results. The conference call will be accessible by dialing 1-416-644-3421 or toll free 1-800-595-8550. An investor presentation has been posted on our website www.mdc-partners.com and will be referred to during the conference call.

About MDC Partners Inc.

MDC Partners is a leading provider of marketing communications services to clients in North America, Europe and Latin America. Through its partnership of entrepreneurial firms it provides advertising, specialized communications and consulting services to leading brands. MDC Partners’ philosophy emphasizes the utilization of strategy and creativity to drive growth for its clients. MDC Partners is the network where great talent lives. MDC Partners Class A shares are publicly traded on the NASDAQ under the symbol “MDCA” and on the Toronto Stock Exchange under the symbol “MDZ.A”.

Non-GAAP Financial Measures

In addition to its reported results, MDC Partners has included in this earnings release certain financial results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's growth. These non-GAAP financial measures relate to: (1) presenting MDC’s share of EBITDA (as defined) for the three months ended March 31, 2007 and March 31, 2006; and (2) presenting Cash Earnings per Share from Continuing Operations (as defined) for the three months ended March 31, 2007 and 2006. Included in this earnings release are tables reconciling MDC’s reported results to arrive at these non-GAAP financial measures.

This press release contains forward-looking statements. The Company’s representatives may also make forward-looking statements orally from time to time. Statements in this press release that are not historical facts, including statements about the Company’s beliefs and expectations, recent business and economic trends, potential acquisitions, estimates of amounts for deferred acquisition consideration and “put” option rights, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

•	risks associated with effects of national and regional economic conditions;

•	the Company’s ability to attract new clients and retain existing clients;

•	the financial success of the Company’s clients;

•
the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to “put” option rights;

•	the Company’s ability to refinance its debt facilities prior to September 21, 2007;

•	the Company’s ability to retain and attract key employees;

•	the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities;

•	foreign currency fluctuations; and

•	risks arising from the Company’s historical option grant practices.

In addition to improving organic growth for its existing operations, the Company’s business strategy includes ongoing efforts to engage in material acquisitions of ownership interests in entities in the marketing communications services industry. The Company intends to finance these acquisitions by using available cash from operations and through incurrence of bridge or other debt financing, either of which may increase the Company’s leverage ratios, or by issuing equity, which may have a dilutive impact on existing shareholders proportionate ownership. At any given time the Company may be engaged in a number of discussions that may result in one or more material acquisitions. These opportunities require confidentiality and may involve negotiations that require quick responses by the Company. Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any such transaction may lead to increased volatility in the trading price of the Company’s securities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Annual Report on Form 10-K under the caption “Risk Factors” and in the Company’s other SEC filings.

SCHEDULE 1

MDC PARTNERS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ in 000s, except share and per share amounts)

	Three Months Ended March 31,
	2007	2006
Revenue	$119,531	$98,074
Operating Expenses
Cost of services sold	78,555	59,740
Office and general expenses	34,176	29,822
Depreciation and amortization	5,965	6,780
Goodwill impairment	4,475	-
	123,171	96,342
Operating Income (Loss)	(3,640)	1,732

Other Income (Expenses)
Other income (expense)	(734)	561
Interest expense	(2,723)	(2,898)
Interest income	153	114
Loss from Continuing Operations Before Income Taxes,
Equity in Affiliates and Minority Interests	(6,944)	(491)

Income Tax Recovery	2,488	570

Income (Loss) from Continuing Operations Before Equity in Affiliates and Minority Interests	(4,456)	79
Equity in Earnings (Losses) of Non-consolidated Affiliates	(50)	274
Minority Interests in Income of Consolidated Entities	(4,291)	(4,751)

Loss From Continuing Operations	(8,797)	(4,398)
Loss from Discontinued Operations	-	(734)
Net Loss	$(8,797)	$(5,132)

Loss Per Common Share
Basic:
Continuing Operations	$(0.36)	$(0.19)
Discontinued Operations	-	(0.03)
Net Loss	$(0.36)	$(0.22)

Diluted:
Continuing Operations	$(0.36)	$(0.19)
Discontinued Operations	-	(0.03)
Net Loss	$(0.36)	$(0.22)

Weighted Average Number of Common Shares:
Basic	24,274,797	23,777,590
Diluted	24,274,797	23,777,590

SCHEDULE 2

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA*
(US$ in 000s)

For the Three Months Ended March 31, 2007

	Marketing Communications Group
	Strategic	Customer	Specialized
	Marketing	Relationship	Communication	Corporate &
	Services	Management	Services	Other	Total
Revenue	$70,563	$23,568	$25,400	-	$119,531

Operating Income (Loss) as Reported	$6,558	$561	$(4,051)	$(6,708)	$(3,640)

Add:
Depreciation and amortization	3,744	1,550	581	90	5,965
Stock-based compensation	249	5	3	1,659	1,916
Impairment charges	-	-	4,475	-	4,475

EBITDA *	10,551	2,116	1,008	(4,959)	8,716

Less: Minority Interests	(3,716)	(14)	(561)	-	(4,291)

MDC's Share of EBITDA**	$6,835	$2,102	$447	$(4,959)	$4,425

*	EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, * stock-based compensation and impairment charges.
**
MDC's Share of EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation ** and amortization, stock-based compensation and impairment charges less minority interests.

MDC PARTNERS INC.

RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA*
 (US$ in 000s)

For the Three Months Ended March 31, 2006

	Marketing Communications Group
	Strategic	Customer	Specialized
	Marketing	Relationship	Communication	Corporate &
	Services	Management	Services	Other	Total
Revenue	$56,892	$18,906	$22,276	-	$98,074

Operating Income (Loss) as Reported	$6,587	$572	$673	$(6,100)	$1,732

Add:
Depreciation and amortization	5,260	1,063	424	33	6,780
Stock-based compensation	220	6	2,338	961	3,525

EBITDA*	12,067	1,641	3,435	(5,106)	12,037

Less: Minority Interests	(3,953)	(30)	(768)	-	(4,751)

MDC's Share of EBITDA**	$8,114	$1,611	$2,667	$(5,106)	$7,286

*	EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, * and stock-based compensation.
**	MDC's Share of EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation ** and amortization and stock-based compensation less minority interests.

SCHEDULE 3

MDC PARTNERS INC.
RECONCILIATION OF LOSS FROM CONTINUING
OPERATIONS TO CASH EARNINGS PER SHARE
(US$ in 000s, except per share amounts)

	Three Months Ended March 31,
	2007	2006
Loss from Continuing Operations	$(8,797)	$(4,398)
Depreciation & Amortization	6,543	7,191
Stock-Based Compensation	1,916	3,525
Impairment Charges	4,550	-
Cash Earnings	$4,212	$6,318

Diluted Shares	24,275	23,778

Cash EPS	$0.17	$0.27

SCHEDULE 4

MDC PARTNERS INC.
CONSOLIDATED BALANCE SHEETS
(US$ in 000s)

	March 31,	December 31,
	2007	2006
Assets
Current Assets:
Cash and cash equivalents	$4,786	$6,591
Accounts receivable, net	126,023	125,744
Expenditures billable to clients	42,310	28,077
Prepaid expenses	8,361	4,816
Other current assets	1,446	1,248
Total Current Assets	182,926	166,476

Fixed assets	44,536	44,425
Investment in affiliates	2,015	2,058
Goodwill	199,381	203,693
Other intangible assets, net	47,696	48,933
Deferred tax assets	13,505	13,332
Other assets	14,334	14,584
Total Assets	$504,393	$493,501

Liabilities and Shareholders' Equity
Current Liabilities:
Short-term debt	$534	$4,910
Revolving credit facility	78,350	45,000
Accounts payable	68,753	90,588
Accrued and other liabilities	63,057	75,315
Advance billings	73,576	51,804
Current portion of long term debt	1,129	1,177
Deferred acquisition consideration	2,037	2,721
Total Current Liabilities	287,436	271,515

Long-term debt	5,658	5,754
Convertible notes	38,975	38,613
Other liabilities	5,488	5,512
Deferred tax liabilities	1,136	1,140
Total Liabilities	338,693	322,534

Minority Interests	47,370	46,553

Shareholders' Equity:
Common stock	187,000	184,699
Share capital to be issued	509	-
Additional paid in capital	26,059	26,216
Accumulated deficit	(95,411)	(86,614)
Treasury stock	(660)	-
Stock subscription receivable	(459)	(643)
Accumulated other comprehensive income	1,292	756
Total Shareholders' Equity	118,330	124,414
Total Liabilities and Shareholders' Equity	$504,393	$493,501